SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ____________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               _________________

                  THE LOUISIANA LAND AND EXPLORATION COMPANY
               (Exact name of issuer as specified in its charter)
         Maryland                                     72-0244700
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)
                             909 Poydras Street
                         New Orleans, Louisiana 70160
                               (504) 566-6500
                   (Address of Principal Executive Offices)

                             _________________

                 The Louisiana Land and Exploration Company
             1995 Stock Option Plan for Non-Employee Directors
                          (Full title of the plan)
                              ________________

                      Frederick J. Plaeger, II, Esq.
         Vice President, General Counsel and Corporate Secretary
                The Louisiana Land and Exploration Company
                           909 Poydras Street
                       New Orleans, Louisiana 70160
                             (504) 566-6500
        (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             ________________

                                Copy to:
                           John Schuster, Esq.
                         Cahill Gordon & Reindel
                              80 Pine Street
                        New York, New York 10005
                            ________________

  Approximate date of proposed sale to public:  From time to time after the effective date of this Registration Statement.


                     (Cover page continued on next page)

                               _______________________________

                               CALCULATION OF REGISTRATION FEE
                               _______________________________

                                                           Proposed
                                          Proposed         Maximum
Title of                                  Maximum          Aggregate        Amount of
Securities to             Amount to be    Offering Price   Offering         Registration
be Registered             Registered      Per Share        Price            Fee
- -------------------       ------------    --------------   --------------   ------------
Capital Stock, par        150,000         $36.9375 (1)     $5,540,625 (1)   $1,911
value $.15 per share (2)                                       ___

(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the regis-
    trant's Capital Stock as reported in the New York Stock Exchange - Composite
    Transactions System on September 22, 1995.

(2) Includes Capital Stock Purchase Rights issuable under the registrant's Rights
    Plan.  Since no separate consideration is paid for the Rights, the registration fee is included in the fee for Capital Stock.


                                  PART I.

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     Plan Information.*

ITEM 2.     Registrant Information and Employee Plan Annual
            Information.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of
            Form S-8.



                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by The Loui-siana Land and Exploration Company (the "Company") with the
Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

            (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

            (c)   The Company's Current Report on Form 8-K dated
      January 27, 1995; and

            (d)   The section entitled "Description of Capital
      Stock" contained in the Company's Registration Statement on Form S-3 (File No. 33-50161).

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amend-ment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Regis-tration Statement and to be a part hereof from the date of fil-ing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement con-tained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modi-fied or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            The class of securities offered hereby is registered under Section 12 of the Exchange Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Kenneth W. Orce, a Director and stockholder of the Company who is eligible to participate in The Louisiana Land and Exploration Company 1995 Stock Option Plan for Non-Employee Directors, is a partner of the law firm Cahill Gordon & Reindel, which firm has given an opinion upon the validity of the securities being registered hereunder and has provided and continues to provide legal services to the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under the Article entitled "Corporations and Associa-tions" of the Annotated Code of the State of Maryland, Sec-tion 2-418, the Company is empowered to indemnify directors, officers, agents and employees, to purchase and maintain lia-bility insurance on behalf of such persons and to create other and further rights of indemnification by by-law or otherwise.
The present indemnification provisions (Article VII, Section 6) of the Company's by-laws expressly provide indemnification for officers and directors of the Company and its subsidiary com-panies. The indemnification provisions apply to both civil and criminal actions and permit indemnification against expenses (including attorneys' fees), judgments, fines, costs and amounts paid in settlement actually and reasonably incurred if the director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal proceedings, if such director or officer had no reason to believe his or her conduct was unlawful.

            The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by the Company. The policies cover a one-year period ending June 1, 1996, and the Company expects to be able to renew such policies for addi-tional one-year periods on comparable terms.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

            The following exhibits are filed as a part of this Registration Statement:

Exhibit No.             Description

5 Opinion of Cahill Gordon & Reindel as to the legality of the Capital Stock being registered

15 Letter of KPMG Peat Marwick LLP re: Unau-dited interim financial information

23.1                    Consent of Cahill Gordon & Reindel
                        (included in Exhibit 5)

23.2                    Consent of KPMG Peat Marwick LLP

24                      Powers of Attorney

ITEM 9.     UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers of sales are being made, if applicable, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securi-ties Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggre-gate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registra-tion Statement or any material change to such information in the Registration Statement; provided, however that clauses (1)(a) and 1(b) shall not apply if the information required to be included therein is contained in periodic reports filed by the registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            (2) that, for the purpose of determining any lia-bility under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pur-suant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such direc-tor, officer or controlling person in connection with the secu-rities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by control-ling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pub-lic policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of New Orleans, State of Louisiana on the 26th day of September, 1995.

                        THE LOUISIANA LAND AND EXPLORATION COMPANY

                        By:  /s/ Frederick J. Plaeger, II
                                  Frederick J. Plaeger, II
                                  Vice President, General Counsel
                                     and Corporate Secretary


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the fol-lowing persons in the capacities and on the dates indicated.


     Signature             Capacity in Which Signed         Date


___________*____________   Chairman of the Board,           September 26, 1995
H. Leighton Steward        President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)


           *               Senior Vice President and        September 26, 1995
Louis A. Raspino, Jr.      Chief Financial Officer
                           (Principal Financial Officer)


___________*____________   Vice President and Controller    September 26, 1995
Jerry D. Carlisle          (Principal Accounting Officer)


___________*____________   Director                         September 26, 1995
Richard A. Bachmann


___________*____________   Director                         September 26, 1995
John F. Greene

___________*____________   Director                         September 26, 1995
Robert E. Howson


___________*____________   Director                         September 26, 1995
Eamon M. Kelly


___________*____________   Director                         September 26, 1995
Kenneth W. Orce


___________*____________   Director                         September 26, 1995
Victor A. Rice


___________*____________   Director                         September 26, 1995
Orin R. Smith


___________*____________   Director                         September 26, 1995
Arthur R. Taylor


___________*____________   Director                         September 26, 1995
W.R. Timken, Jr.


___________*____________   Director                         September 26, 1995
Carlisle A.H. Trost


/s/ Frederick J. Plaeger, II
Frederick J. Plaeger, II
Vice President, General Counsel
  and Corporate Secretary
(As Attorney-in-fact for each
of the persons indicated)*

                               Exhibit Index

Exhibit No.             Description

5 Opinion of Cahill Gordon & Reindel as to the legality of the Capital Stock being registered

15 Letter of KPMG Peat Marwick LLP re: Unau-dited interim financial information

23.1                    Consent of Cahill Gordon & Reindel
                        (included in Exhibit 5)

23.2                    Consent of KPMG Peat Marwick LLP

24                      Powers of Attorney